Exhibit 13
Wipro Limited
Certificate of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
I, Azim H. Premji, Chief Executive Officer of Wipro Limited, hereinafter referred to as the Company, certify, pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(i)	the Annual Report of the Company on Form 20-F for the fiscal year ended March 31, 2009, as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	information contained in such Annual Report on Form 20-F fairly presents in all material respects the financial condition and results of operations of the Company.

/s/ Azim H. Premji

Azim H. Premji
Chief Executive Officer
I, Suresh C. Senapaty, Chief Financial Officer and Director of Wipro Limited, hereinafter referred to as the Company, certify, pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(i)	the Annual Report of the Company on Form 20-F for the fiscal year ended March 31, 2009, as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	information contained in such Annual Report on Form 20-F fairly presents in all material respects the financial condition and results of operations of the Company.

/s/ Suresh C. Senapaty

Suresh C. Senapaty
Chief Financial Officer and Director
Bangalore, India
Date: May 18, 2009

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